BYLAWS

OF

IFR FINANCE, INC.

ARTICLE I- OFFICES

Section 1.1. Offices. The registered office of the Corporation shall be as set forth in its Articles of Incorporation until changed by the directors as provided by law. The Corporation may also have such offices and place of business, within or without the State of Kansas, as the Board of Directors may determine from time to time or as the business of the Corporation may require.

ARTICLE II- SEAL

Section 2.1. Seal. If the Board of Directors shall adopt a seal, the corporate seal of the Corporation shall have insealed thereon, in the outer circle, the full name of the Corporation and the word “Kansas”, with the words “Corporate Seal” across the center thereof, an imprint of which seal shall then appear on the margin hereof opposite this Section 2.1.

ARTICLE III- STOCKHOLDERS’ MEETINGS

Section 3.1 Place. Meetings of the stockholders may be held anywhere, either within or without the State of Kansas, as may be determined from time to time by the Board of Directors or the stockholders.

Section 3.2. Date and Place of Annual Meeting. The annual meeting of the stockholders shall be held at the Corporation’s registered office each year, or at such other place as may be designated from time to time by the Board of Directors, on such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice of the meeting.

Section 3.3. Purpose of Annual Meeting. The purpose of the Annual meeting shall be to elect members of the Board of Directors and to transact such other business, without limitation, as may properly come before the annual meeting.

Section 3.4. Election of Directors. If any stockholder so requests, the election of directors shall be by written ballot.

Section 3.5. Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called by the president, or by the directors (either by written instrument signed by a majority or by resolution adopted by a vote of the majority), and special meetings shall be called by the president or the secretary whenever stockholders owning a majority of the shares of any class of capital stock issued, outstanding, and entitled to vote at such meeting so request in writing. Such request shall state the purpose or purposes of the proposed meeting.

Section 3.6. Notice. Not less than ten nor more than 60 days before every annual or special meeting of stockholders, written or printed notice stating the time and place thereof and, if a special meeting, the purpose or purposes for which such meeting is called, shall be served upon or mailed to each stockholder entitled to vote thereat, at the address of such stockholder as it appears upon the books of the Corporation or, if such stockholder shall have filed with the secretary of the Corporation a written request that notices be mailed to some other address, then to the address designated in such request.

Section 3.7. Quorum and Voting. The owners of a majority of the Corporation’s issued and outstanding common stock present in person or by written proxy shall constitute a quorum. At any meeting of the stockholders, whether regular or special, each stockholder shall be entitled to one vote, either in person or by written proxy, for each share of common stock of any class registered in such stockholder’s name on the books of the Corporation; subject, however, to the right of the Board of Directors to fix a record date for the determination of stockholders entitled to vote at any meeting in accordance with ARTICLE VII hereof. When a quorum is present, the vote of the holders of at least a majority of the outstanding shares who are entitled to vote who are present, in person or by proxy, shall decide any questions brought before the meeting unless a different vote is required by statute, the Articles of Incorporation of the Corporation, or these Bylaws.

Section 3.8. Waiver of Notice. Whenever written notice is required to be given to the stockholders, written waiver thereof signed by stockholder entitled to such notice (whether, in the case of notice of a meeting, the written waiver thereof is signed before or after the meeting) shall be in all respects tantamount to notice. Attendance in person at any stockholders’ meeting shall for all purposes constitute waiver of notice thereof unless the stockholder attends the meeting for the sole purpose of objecting to the transaction of any business thereat because the meeting is not lawfully called or convened and unless such stockholder so objects at the beginning of the meeting and does not otherwise participate therein.

ARTICLE IV- DIRECTORS

Section 4.1. Election and Terms; Board Vacancies. Directors shall be elected by a plurality of the votes of the stockholders present in person or represented by written proxy at their annual meeting. Each director so elected shall hold office until the next annual stockholders’ meeting or until said director’s successor is duly elected and qualified, or until his or her earlier death, resignation, or removal. Vacancies on the Board of Directors, however occurring, including, but not limited to, vacancies arising from newly created directorships, may be filled only by a majority of the remaining directors, or by the sole remaining director, although less than a quorum; but if there is a complete vacancy upon the Board with no remaining director, the vacancies may be filed by the stockholders. Unless and until all Board vacancies are filled, any corporate action taken or authorized by a majority of the remaining directors at a meeting at which a quorum is present, or by the written consent of all remaining directors who would constitute a quorum if acting at a meeting, shall be valid and binding upon the Corporation, regardless of such unfilled vacancies.

Section 4.2. Meetings of Directors. The directors shall meet at such times and places, within or without the State of Kansas, as the Board may from time to time determine. Any regular or special meeting of the Board may be called by the president or by the secretary upon two days’ notice, oral or written, which notice, however, may be waived in writing by any director. The annual meeting of the Board of Directors shall be held immediately following the stockholders’ annual meeting and at the same place; provided, however, that said meeting may be held on such other day, hour or place, as may be determine by the written consent of all directors, or, in the absence of such consent, as may be designated in written notice sent by the president or by the secretary to each director at least two days prior to the date specified in said notice. The annual directors’ meeting shall, in any event be held within 90 days after the annual meeting of the stockholders if so demanded in writing by any director.

Section 4.3. Quorum. A majority of the total number of the Board of Directors shall constitute a quorum for the transaction of business, but a lesser number may adjourn any meeting from time to time and the meeting may be held as adjourned without further notice; provided, however that during any period in which there are one or more vacancies upon the Board, the remaining directors, although less than a majority of the total number of Board members, shall constitute a quorum for the transaction of business until such vacancies are filled, but only if such remaining directors constitute at least one-third of the total number of directors.

Section 4.4. Waiver of Notice. Whenever written notice is required to be given to the members of the Board of Directors, written waiver thereof signed by a director (whether, in the case of notice of a meeting, the written waiver is signed before or after the meeting) shall be in all respects tantamount to notice. Attendance in person at any directors’ meeting shall for all purposes constitute waiver of notice thereof unless the director attends the meeting for the sole purpose of objecting to the transaction of any business thereat because the meeting is not lawfully called or convened and unless he or she voices his or her objections at the beginning of the meeting and does not otherwise participate therein.

Section 4.5. Removal. At any meeting of stockholders called expressly for that purpose, any one or more directors may be removed with or without cause, by the holders of a majority of the shares then entitled to vote on the election of directors.

ARTICLE V- OFFICERS

Section 5.1. Officers and Election Thereof. The officers of the Corporation shall be a president, a secretary, a treasurer, and such other officers and assistant officers, including, but not limited to, one or more vice-presidents, as the Board of Directors may from time to time deem necessary or advisable. Unless otherwise designated by the Board of Directors, the president of the Corporation shall be the chief executive officer of the Corporation. Any number of offices may be held by the same person. All officers shall be elected by the Board of Directors at its annual meeting and the Board of Directors shall also be empowered to fill all vacancies in office.

Section 5.2. Term and Removal. Each officer to the Corporation shall hold office until the next annual meeting of the Board of Directors or until his or her successor is duly elected and qualified, or until his or her earlier death, resignation, or removal; provided, however, that any officer elected by the Board of Directors may at any time, with or without cause, be removed by the affirmative vote of a majority of the total number of the Board.

ARTICLE VI- STOCK

Section 6.1. Stock Certificates. The certificates for shares of the Corporation’s capital stock shall be in such form as shall be determined from time to time by the Board of Directors. Each stock certificate shall have plainly stated on its face: the name of the Corporation, its state of incorporation, the name of the registered holder of such certificate, and the number and par value of the shares represented thereby, and any other matters required by law. Each certificate of stock shall be signed by the chairman of the Board of Directors, if any, or the president or a vice-president and by the secretary or assistant secretary or the treasurer or assistant treasurer. A record shall be maintained by the Corporation of the issuance and transfer of all shares of the Corporation’s stock. Unless and until a transfer agent or registrar is designated by the Board of Directors, the issuance and the registration of transfers of stock shall be performed by the corporate officers. Each stock certificate shall also have conspicuously noted thereon any restriction on transfer applicable to such certificate.

Section 6.2. Registration of Transfer. Registration of stock transfers shall be made only upon the books of the Corporation upon due presentment to the Corporation of a stock certificate for the registration of transfer of the shares evidenced thereby, accompanied by the written assignment thereof by the person in whose name the stock is registered or, by his or duly constituted attorney-in-fact. Prior to presentation for registration of transfer as aforesaid, the Corporation may, at its option, treat the registered owner of any shares of its stock as the owner-in-fact of such shares and as the person exclusively entitled to exercise and enjoy all rights, powers, and privileges of the owner thereof.

ARTICLE VII- RECORD DATE

Section 7.1. Fixing Record Date for Determining Stockholders’ Rights. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the date on which such notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meting of stockholders shall apply to any adjournment of the meeting, except that the Board of Directors may fix a new record date for the adjourned meeting.

Section 7.2. Record Date When No Meeting Held. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by this act shall be the first date on which a signed written consent setting forth the action taken is proposed to be taken is delivered to the Corporation by delivery to its registered office in this state, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation is registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action byte Board of Directors is required by the law, the Articles of Incorporation of the Corporation or these bylaws, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

Section 7.3. Record Date; Distributions; Other. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights of the stockholders entitled to exercise any rights in respect of any change, conversions or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the date on which the Board of Directors adopts the resolution relating thereto.

ARTICLE VIII- FISCAL YEAR

Section 8.1. Fiscal Year. The fiscal year of the Corporation shall be the calendar year unless and until changed by the Board of Directors.

ARTICLE IX- AMENDMENTS

Section 9.1. Amendments. These Bylaws may be amended or repealed by the stockholders and, as well, by the Board of Directors, but the authority of the Board of Directors to amend or repeal these Bylaws shall at all times be subject to the superior authority of the stockholders.

ARTICLE X- MISCELLANEOUS

Section 10.1. Securities of Other Corporations. The chairman of the Board, the president, or any vice-president shall have the power and authority to transfer, endorse for transfer, vote, consent, or take any other action with respect to any securities of another issuer which may be held or owned by the Corporation, and to make, execute, and deliver any waiver, proxy, or consent with respect to any such securities.

Section 10.2. Telephone Meetings. Stockholders (either for themselves or acting through a proxy), directors and members of any committee of the Board of Directors may participate in and hold meetings of stockholders, directors, or of any committee of the Board of Directors by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 10.3. Action Without a Meeting. Any action required or permitted by law, by the Articles of Incorporation of the Corporation, or by these Bylaws to be taken at a meeting of the directors, any committee of the Board of Directors or stockholders may be taken without a meeting if unanimous consent in writing setting forth the action so taken shall be signed by the members of such Board of Directors, committee of the Board of Directors or by the holders (either acting for themselves or through a proxy) of all of the outstanding stock entitled to vote thereat, if, to the extent required by law, such written consent is filed in the Corporation’s official minute book containing the minutes of all meetings of the Board of Directors and/or stockholders, as the case may be. Such consent shall have the same force and effect as a vote of such directors, committee members, or stockholders, as the case may be, and may be stated as such in any certificate or other document filed with the Secretary of State of Kansas.

Section 10.4. Execution of Deeds, Mortgages, Etc. Neither the attestation by the secretary of the Corporation to the execution of any deed, mortgage, deed of trust, indenture, or other instrument executed by the Corporation nor the affixing of a corporate seal thereto shall be necessary to constitute such deed mortgage, deed of trust, indenture, or other instrument a valid and binding obligation of the Corporation unless the resolution of the Board of Directors specifically authorizing the execution thereof expressly states that such attestation of such seal is required.

Section 10.5. Resignations. Any director, officer, or committee member may resign by so stating at any meeting of the Board of Directors or by giving written notice to the Board of Directors, the chairman of the board, or the secretary. Such resignation shall be effective at the time specified therein or, if no such time is stated therein, upon receipt. Unless otherwise specified in the notice of resignation, no acceptance of such resignation shall be necessary to make it effective.

Section 10.6. Headings. All headings and other titles and captions used in these Bylaws are for convenience only and shall not be considered in construing or interpreting any provision of these Bylaws.

ADOPTED by the Directors as of the 31st day of January, 1998.

/s/ Alfred H. Hunt, III, President
Alfred H. Hunt, III, President